                                                                    EXHIBIT 11
                              NORAND CORPORATION
                       COMPUTATION OF PER SHARE INCOME


                                                                              Three Months Ended
                                                                ---------------------------------------------
                                                                August 31, 1996        August 31, 1995
                                                                ---------------        ---------------
                                                                             Fully                     Fully
                                                                 Primary    Diluted      Primary      Diluted
                                                                 -------    -------      -------      -------

Net income (loss) to common shareholders (in thousands)           ($2,395)   ($2,395)     ($7,866)     ($7,866)
                                                                =========  =========    =========    =========

Earnings Per Share Pursuant to APB 15

Weighted average common shares outstanding                      7,574,621  7,574,621    7,515,822    7,515,822

Incremental shares outstanding assuming exercise of weighted
  average common stock options granted pursuant to APB 1                0          0            0            0
                                                                ---------  ---------    ---------    ---------

Average common and common equivalent shares outstanding
  pursuant to APB 15                                            7,574,621  7,574,621    7,515,822    7,515,822
                                                                =========  =========    =========    =========

Earnings (loss) per common share pursuant to APB 15                ($0.32)    ($0.32)      ($1.05)      ($1.05)
                                                                =========  =========    =========    =========


                                                                                 Twelve Months Ended
                                                                  -------------------------------------------------
                                                                  August 31, 1996              August 31, 1995
                                                                  ---------------              ---------------
                                                                                 Fully                       Fully
                                                                  Primary        Diluted        Primary     Diluted
                                                                  ------         -------        -------     -------
Net income (loss) to common shareholders (in thousands)          ($14,170)       ($14,170)       ($3,706)      ($3,706)
                                                                =========       =========      =========     =========


Earnings Per Share Pursuant to APB 15

Weighted average common shares outstanding                      7,573,017       7,573,017      7,457,923     7,457,923

Incremental shares outstanding assuming exercise of weighted
  average common stock options granted pursuant to APB 1                0               0              0             0
                                                               ----------       ---------      ---------     ---------


Average common and common equivalent shares outstanding
  pursuant to APB 15                                           7,573,017        7,573,017      7,457,923     7,457,923
                                                               =========        =========      =========     =========


Earnings (loss) per common share pursuant to APB 15               ($1.87)          ($1.87)        ($0.50)       ($0.50)
                                                               =========        =========      =========     =========

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